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                            MILLENNIUM CHEMICALS INC.

                         SALARY AND BONUS DEFERRAL PLAN

                         Effective as of October 8, 1996




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                                    FOREWORD

Effective as of October 8, 1996 (the "Effective Date"), Millennium Chemicals Inc. (the "Company") adopted the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (the "Plan") for the benefit of certain of its employees. The Plan is intended to be an unfunded plan of deferred compensation primarily for the benefit of a select group of management and highly compensated employees. The Plan is not intended to be covered by ERISA.

The purpose of the Plan is to permit those employees of the Company who are part of a select group of management or highly compensated employees to defer, pursuant to the provisions of the Plan, a portion of the salaries or bonuses otherwise payable to them, which will be considered to be invested in Common Stock of the Company, and to permit those participants to vote a number of shares of Common Stock equal to the number considered to be held for their benefit under the Plan.





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                                    ARTICLE I

                                   Definitions


1.1            "Additional   Deferral   Election"   means  the   election  by  a
               participant under Section 3.5 to further defer distribution from his or her Deferred Stock Account.

1.2            "Board of Directors" means the Board of Directors of the Company.

1.3 "Cause" means, with respect to a participant's termination of employment, (1) in the case where there is no employment agreement between the Company (or one of its subsidiaries) and the participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or one of its subsidiaries, or (2) in the case where there is an employment agreement between the Company (or one of its subsidiaries) and the participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement.

1.4            "Change in Control" means an event in which

               (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the
                      "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

               (b) during any period of two consecutive years (not including any period prior to the date of the consummation of the spinoff of the Company to shareholders of Hanson PLC pursuant to a demerger), individuals who at the beginning of such period constitute the board of directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction





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                      described in paragraph  (a),  (c), or (d) of this section)
                      whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the board of directors;

               (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

1.6 "Committee" means the committee that is responsible for administering the Plan. The Committee shall consist of three or more employees of the Company as determined by, and appointed by, the Board of Directors.

1.7 "Common Stock" means the common stock ($1.00 par value) of the Company, including any shares into which it may be split, subdivided or combined.



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1.8            "Company"  means  Millennium  Chemicals Inc. and any successor to such corporation by merger, purchase or otherwise.

1.9 "Deferred Bonus" means the amount of a participant's bonus that such participant has elected to defer until a later year pursuant to an election under Section 3.2.

1.10 "Deferred Bonus Election" means the election by a participant under Section 3.2 to defer until a later year a portion of his or her bonus.

1.11 "Deferred Salary" means the amount of a participant's base salary that such participant has elected to defer until a later year pursuant to an election under Section 3.1.

1.12 "Deferred Salary Election" means the election by a participant under Section 3.1 to defer until a later year a portion of his or her base salary.

1.13 "Deferred Stock Account" means the bookkeeping account established under Section 3.3 on behalf of a participant and includes, in addition to amounts stated in Section 3.3, any Dividend Reinvestment Return credited thereon pursuant to Section 3.5(a).

1.14 "Deferred Stock Election" means the election by a participant under Section 3.3 to have his or her Deferred Salary and/or Deferred Bonus credited in the form of Common Stock to the participant's Deferred Stock Account.

1.15 "Dividend Reinvestment Return" means the amounts which are credited to each participant's Deferred Stock Account pursuant to
               Section 3.5(a) to reflect dividends declared by the Company on its Common Stock.

1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

1.17 "Fiscal Year" means the fiscal year of the Company, which currently is the calendar year.

1.18           "NYSE" means the New York Stock Exchange.


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1.19           "Plan"  means the  Millennium  Chemicals  Inc.  Salary  and Bonus
               Deferral Plan as from time to time in effect.

1.20 "Stock Trust" means the Millennium Chemicals Inc. Deferred Salary and Bonus Trust established with the trustee with respect to this Plan.


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                                   ARTICLE II

                                  Participation



2.1            Participation

               (a)    Participation in the Plan shall be limited to:

                      (i) eligible particular individuals or groups of individuals designated by the Committee who are employees of a unit of the Company (or of one of its subsidiaries) as to which the Plan has been adopted pursuant to a decision by, or with the approval of, the Board of Directors;

                      (ii) other than a nonresident alien of the United States receiving no United States source income within the meaning of sections 861(a)(3) or 911(d)(2) of the Code.

               (b) The Committee may also, consistent with Company policy, designate as ineligible particular individuals, groups of individuals or employees of business units who otherwise would be eligible under Section 2.1(a).




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                                   ARTICLE III

                 Deferral Elections, Accounts and Distributions


3.1            Deferred Salary Election

               (a) With respect to an individual who is eligible to participate in this Plan in accordance with Section 2.1(a), elections of Deferred Salary shall be made on forms to be furnished by the Committee. A Deferred Salary Election shall apply only to base salary for the particular year specified in the election. A participant may elect to defer from 5% of his or her base salary to 100% of that salary (in increments of 5%).

               (b) A Deferred Salary Election with respect to compensation for a particular calendar year (i) must be made on or before December 31, 1996 for deferrals in the 1997 calendar year and, thereafter, on or before the November 30 preceding the commencement of such calendar year, and
                      (ii) once made, cannot be changed or revoked except as provided herein. In the event an individual becomes eligible to participate after the first day of a calendar year, such participant may elect in a written notification to the Committee to make a Deferred Salary Election, provided such notification is made prior to the end of the 30-day period following the date the individual becomes a participant. For purposes of this Section 3.1, only base salary earned by the participant after the date the participant elects to defer shall be subject to deferral. Such Deferred Salary shall be credited to the participant's Deferred Stock Account as of each payroll period of the calendar year to which it pertains. Revocation of any Deferred Salary Election during such calendar year shall only affect base salary to be earned in the future and shall reduce the participant's deferral percentage to zero for the remainder of that year. Notice of revocation must be filed with the Committee by the fifteenth day of the month before the month in which such revocation is to be effective. Such revocation shall not affect any balances credited to the participant's Deferred Stock Account before the effective date of the revocation of the Deferred Salary Election.

               (c) Subject to Section 3.6(a), an individual eligible to participate may defer the payment of any base salary and any Dividend Reinvestment Return


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                      credited  thereon  pursuant  to  Section  3.5 until a date which is three, seven, ten or fifteen years from the first day of the calendar year in which the base salary being deferred is earned, or the participant's permanent and total disability, death or termination of employment, if earlier.

               (d) In the event of any such Deferred Salary Election, the form of payment of any distribution (i.e., lump sum or in five or ten approximately equal annual installments, where available) shall be elected at the same time and, except as herein provided, shall not be changed or revoked.

               (e) In the event that any distribution is elected to be paid in five or ten approximately equal annual installments, the participant also may elect, at the time of the
                      Deferred Salary Election, to have the form of payment changed to a lump sum in the event of such participant's death, termination of employment, or permanent and total disability before the expiration of the period of deferral. Except as herein provided, such election shall not be changed or revoked.

3.2            Deferred Bonus Election

               (a) With respect to an individual who is eligible to participate in this Plan in accordance with Section 2.1(a), elections of Deferred Bonus shall be made on forms to be furnished by the Committee. A Deferred Bonus Election shall apply only to a bonus for the particular year specified in the election. A participant may elect to defer up to 100% of his or her bonus (in increments of 5%).

               (b) A Deferred Bonus Election with respect to compensation for a particular Fiscal Year (i) must be made on or before the date six months prior to the end of such Fiscal Year, and
                      (ii) once made, cannot be changed or revoked except as provided herein. In the event an individual becomes eligible to participate after the first day of a calendar year, such participant may elect in a written notification to the Committee to make a Deferred Bonus Election, provided such notification is made prior to the end of the 30-day period following the date the individual becomes a participant. For purposes of this Section 3.2, only the portion of the bonus earned by the participant after the date the participant elects to defer shall be subject to deferral. Such Deferred Bonus shall be credited



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                      to the  participant's  Deferred  Stock  Account  as of the first business day of January of the calendar year immediately following the participant's election.

               (c) Subject to Section 3.6(a), an individual eligible to participate may defer the payment of any bonus and any Dividend Reinvestment Return credited thereon pursuant to
                      Section  3.5 until a date  which is three,  seven,  ten or fifteen years from the first day of the calendar year immediately following the date on which the Deferred Bonus Election was made, or the participant's permanent or total disability, death or termination of employment, if earlier.

               (d) In the event of any such Deferred Bonus Election, the form of payment of any distribution (i.e., lump sum or in five or ten approximately equal annual installments, where available) shall be elected at the same time and, except as herein provided, shall not be changed or revoked.

               (e) In the event that any distribution is elected to be paid in five or ten approximately equal annual installments, the participant also may elect, at the time of the Deferred Bonus Election, to have the form of payment changed to a lump sum in the event of such participant's death, termination of employment, or permanent and total disability before the expiration of the period of deferral. Except as herein provided, such election shall not be changed or revoked.

3.3            Deferred Stock Election

               (a) The entire amount deferred pursuant to each participant's Deferred Salary Election and/or Deferred Bonus Election shall be credited in the form of Common Stock to the participant's Deferred Stock Account, as provided below.

               (b)    A participant's Deferred Stock Account will be credited:

                      (i) as soon as practicable following each payroll date, with the number of shares of Common Stock (rounded to the nearest one-one hundredth of a share) determined by dividing the participant's Deferred Salary for such date by the average price paid by the Trustee of the Stock Trust for shares of



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                                Common  Stock with  respect to such payroll date
                                or, if the Trustee shall not at such time purchase any shares of Common Stock, then the price shall be the average of the high and low NYSE market price for the Common Stock on such date; and

                      (ii) as of the date when a participant's bonus is actually paid, with the number of shares of Common Stock (rounded to the nearest one-one hundredth of a share) determined by dividing the portion of the participant's Deferred Bonus for the immediately-preceding Fiscal Year by the average price paid by the Trustee of the Stock Trust for shares of Common Stock with respect to such date or, if the Trustee shall not at such time purchase any shares of Common Stock, then the price shall be the average of the high and low NYSE market price for the Common Stock on such date.

               (c) If the Company enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a participant's Deferred Stock Account will be adjusted (rounded to the nearest one-one hundredth of a share) so that the participant's Deferred Stock Account reflects the same equity percentage interest in the Company after the recapitalization as was the case before such transaction.

               (d) If at least a majority of the Company's stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of the Company are disposed of and, as a consequence thereof, cash or property is distributed to the Company's shareholders, each participant's Deferred Stock Account will, to the extent not already so credited under Section 3.5(a), be (i) credited with the amount of cash or property receivable by a Company shareholder directly holding the same number of shares of Common Stock as is credited to such participant's Deferred Stock Account and
                      (ii) debited by that number of shares of Common Stock surrendered by such equivalent Company shareholder.

               (e) Each participant shall be entitled to provide directions to the Committee to cause the Committee to similarly direct the Trustee of the Stock Trust to vote, on any matter presented for a vote to the shareholders of the



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                      Company, that number of shares of Common Stock held by the
                      Stock Trust  equivalent  to the number of shares of Common
                      Stock  credited  to  the   participant's   Deferred  Stock
                      Account. The Committee shall arrange for distribution to all participants in a timely manner all communications directed generally to the shareholders of the Company as to which their votes are solicited.

3.4            Additional Deferral Election

               (a) Any individual who has made a Deferred Bonus Election or a Deferred Salary Election may make an additional election to further postpone, for a period of three (3) years from the first day of the calendar year in which the amount in such Account otherwise first would have been payable, the initial starting date of the payment of the amount standing to his or her benefit in his or her Deferred Stock Account (but not to change the form thereof under Section 3.6(c)). Such Additional Deferral Election shall only apply to balances in the participant's Deferred Stock Account that are scheduled to be paid (or to begin to be paid) no earlier than six (6) months after the date of such election.

               (b) Only one Additional Deferral Election may be made by any participant with respect to (i) any Deferred Salary for a particular calendar year and (ii) any Deferred Bonus for a particular Fiscal Year.

3.5            Investment Return on Deferred Stock Accounts

               (a) Each time the Company declares a dividend on its Common Stock, each participant's Deferred Stock Account will be credited with a Dividend Reinvestment Return equal to that number of shares of Common Stock (rounded to the nearest one-one hundredth of a share) determined by dividing (i) the amount that would have been paid (or the fair market value thereof, if the dividend is not paid in cash) to the participant on the total number of shares of Common Stock credited to the participant's Deferred Stock Account had that number of shares of Common Stock been held by such participant by (ii) the average price paid by the Trustee of the Stock Trust for shares of Common Stock with respect to the dividend payment date or, if the Trustee shall not at such time purchase any shares of Common Stock, then the price shall be the



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                      average  of the  high and low NYSE  market  price  for the
                      Common Stock on such date.

               (b) Within 60 days following the end of each calendar year, the Committee shall furnish each participant with a statement of account which shall set forth the balances of the individual's Accounts as of the end of such calendar year, inclusive of Dividend Reinvestment Return.

3.6            Distributions

               (a) Upon the occurrence of the event specified in the participant's Deferred Salary Election and/or Deferred Bonus Election, the amount of a participant's Deferred
                      Stock  Account  shall,  except as  otherwise  provided  in
                      Section 3.6(e), be paid in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then fair market value thereof), to the participant or his or her beneficiary, as applicable. Such payment(s) shall be from the general assets of the Company (including the Stock Trust) in accordance with this
                      Section 3.6 and shall be made (or begin to be made) as soon as practicable following the occurrence of the event making payment necessary or, if so elected in the Deferred Salary Election and/or Deferred Bonus Election, on the January 31st of the calendar year immediately following such event.

               (b) Notwithstanding the foregoing, in the case of a deferral period described in Section 3.1(c) and/or Section 3.2(c), if the participant suffers permanent or total disability, dies, or terminates employment prior to the date to which the participant has otherwise deferred commencement of payments, then, except in the case of termination for Cause (as to which payment shall be made promptly thereafter), payment shall be made (or begin to be made) as soon as practicable following the occurrence of the event making payment necessary or, if so elected in the Deferred Salary Election and/or Deferred Bonus Election, on the January 31st of the calendar year immediately following such event.

               (c) Unless other arrangements are specified by the Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid in the form of (i) a lump sum payment, (ii) in five approximately equal annual installments or (iii) in ten approximately equal annual installments, as elected by the participant at the time of his or her Deferred Salary



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                      Election or Deferred Bonus  Election;  provided,  however, that payments shall only be in a single lump sum in the case that payment commences (i) while the participant is still an employee of the Company or of a subsidiary of the Company or (ii) due to termination for cause.

               (d) In case of an unforeseeable emergency, a participant may request the Committee, on a form to be provided by the Committee, that payment be made earlier than the date to which it was deferred.

                      For purposes of this Section 3.6(d), an "unforeseeable emergency" shall be limited to a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of a dependent (as defined in section 152(a) of the Code) of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by available insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by cessation of deferrals under the Plan. Examples of what are not considered unforeseeable emergencies include the need to send a participant's child to college or the desire to purchase a home.

                      The Committee shall consider any requests for payment under this Section 3.6(d) on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in section 457 of the Code and the regulations thereunder. The minimum payment under this Section 3.6(d) shall be $5,000.

               (e) The Company (or the applicable employer subsidiary) shall deduct any required federal, State and local income and employment taxes from all payments under the Plan. No participant or beneficiary shall be entitled to receive any distribution of shares of Common Stock credited to a participant's Deferred Stock Account until the Company (or the applicable employer subsidiary) has received full payment of such withholding obligations in cash.



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3.7            Change in Control

               In the event of a Change in Control, the amount of a participant's Deferred Stock Account shall be distributed to such participant as soon as practicable thereafter and any Deferred Salary Election and/or Deferred Bonus Election shall terminate and be null and void following such Change in Control.

3.8            General Provisions

               (a) The Company shall make no provision for the funding of any Deferred Stock Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Code, or title I of ERISA or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future"
                      under Treasury Regulationss. 1.83-3(e); and, except following a Change in Control, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence and in Section 3.8(c), the Company, in its sole discretion, may establish one or more grantor trusts described in Treasury Regulationsss. 1.677(a)-1(d) to accumulate shares of Common Stock to pay amounts under this Plan, provided that the assets of such trust(s) shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

               (b) In the event that the Company (or one of its subsidiaries) shall decide to establish an advance accrual reserve on its books against the future expense of payments from Deferred Stock Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company (or such subsidiary), subject to claims of the Company's (or such subsidiary's) creditors.

               (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company (or his or her employer subsidiary) with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Stock Account shall have a claim upon the Company (or his or her employer subsidiary) only to the extent of the balance(s) in his or her Deferred Stock Account.



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               (d)    The participant's beneficiary under this Plan with respect to his or her Deferred  Stock  Account shall be the person
                      designated   to  receive   benefits   on  account  of  the
                      participant's death on a form provided by the Committee.

               (e) All commissions, fees and expenses that may be incurred in operating the Plan and any related trust(s) established in accordance with Section 3.8(a) (including the Stock Trust) will be paid by the Company.

               (f) Notwithstanding any other provision of this Plan, (i) elections under this Plan may only be made by participants while they are employees of the Company and/or of one of its subsidiaries and (ii) no Additional Deferral Election shall be effective if made within six (6) months prior to the earlier of (i) the date of the participant's retirement or (ii) the date the participant voluntarily terminates employment with the Company.

3.9            Non-Qualified Pension Plan Credit

               Amounts deferred under this Plan shall be included for all purposes, including the computation of compensation, under any pension plans (within the meaning of Section 3(2) of ERISA) that are not intended to satisfy the requirements of Section 401(a) of the Code in which any participant herein participates which is maintained, sponsored or contributed to by the Company or any of its affiliates.

3.10           Non-Assignability

               Participants, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the participants or of their beneficiaries, and any attempt by participants, their legal representatives and their beneficiaries to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan shall be null and void.

3.11           Mandatory Deferral

               Notwithstanding any other provision of this Plan, the Compensation Committee of the Board of Directors may require an employee to defer the portion of any payment from any Deferred Stock Account in any case where the Company



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               anticipates  that such portion  otherwise would be  nondeductible pursuant to section 162(m) of the Code.





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                                   ARTICLE IV

                                 Administration


4.1            Plan Administrator

               The Committee shall be the "administrator" of the Plan within the meaning of ERISA. The Committee shall have the exclusive right to interpret the Plan and the decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

               The Committee may delegate to such officers, employees or departments of the Company such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.

4.2            Claims Procedure

               If any participant, his legal representatives or his beneficiaries has a claim for benefits which are not being paid, such claimant may file with the Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within 30 days after its receipt of a claim, unless otherwise agreed by the claimant. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

               A claimant whose claim has been denied or such claimant's duly authorized representative may file, within 60 days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within 30 days after receipt of such request. In special circumstances, the Committee may extend for up to 30 additional days the



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               deadline for its  decision.  The notice of the final  decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.






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                                    ARTICLE V

                            Amendment and Termination


5.1            Amendment of the Plan

               Subject to the provisions of Section 5.3, the Plan may be wholly or partially amended or otherwise modified at any time by written action of the Board of Directors.

5.2            Termination of the Plan

               Subject to the provisions of Section 5.3, the Plan may be terminated at any time by written action of the Board of Directors.

5.3            No Impairment of Benefits

               Notwithstanding the provisions of Sections 5.1 and 5.2, no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder; provided, however, that is shall not be deemed an impairment of any rights to benefits if the Company amends, modifies or terminates the Plan and amounts deferred thereunder are distributed to participants without any adjustment for the impact of any federal, state or local taxes which may be imposed as a result of such distribution.





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